As filed with the Securities and Exchange Commission on September 23, 2016

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ALBANY MOLECULAR RESEARCH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	14-1742717
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

26 Corporate Circle

Albany, New York 12203

(518) 512-2000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Lori Henderson

Senior Vice President, General Counsel and Secretary

Albany Molecular Research, Inc.

26 Corporate Circle

Albany, New York 12203

(518) 512-2000

(Name, address, including zip code, and telephone number, including area code,

of agent for service)

With copies to:

Lori M. Henderson, Esq. Albany Molecular Research, Inc. 26 Corporate Circle	Stuart Cable, Esq. Danielle M. Lauzon, Esq. Jacqueline Mercier, Esq.
Albany, NY 12203	Goodwin Procter LLP
(518) 512-2000	100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate date of commencement of proposed sale to the public:   From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock	7,051,295	$15.165	$106,932,888.675	$10,768.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction that results in an increase in the number of the outstanding shares of common stock of the registrant.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act based upon the average of the high and low sales prices of the Registrant’s common stock on September 19, 2016, as reported on The NASDAQ Global Market.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2016.

PROSPECTUS

ALBANY MOLECULAR RESEARCH, INC.

7,051,295 Shares of Common Stock Offered by the Selling Stockholders

From time to time, the selling stockholders may offer and sell up to 7,051,295 shares of our common stock. We may also authorize one or more prospectus supplements or free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before buying any of the securities being offered.

Our common stock is listed on The NASDAQ Global Market under the symbol “AMRI.” On September 22, 2016, the last reported sale price of our common stock on The NASDAQ Global Market was $16.17.

Investing in our securities involves a high degree of risk.  You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 1 herein and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

The securities may be sold directly by the selling stockholders to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from any sale of shares of our common stock under this prospectus. We and the selling stockholders named in this prospectus are parties to a registration rights and lock-up agreement with respect to the shares of our common stock held by the selling stockholders. We will bear all expenses of any offering of common stock up to a maximum of $100,000 (such maximum to not include fees and disbursements of counsel for the Company, independent registered public accounting firms or any other persons, including special experts retained by the Company), except that the selling stockholders will pay any applicable underwriting commissions and transfer and other taxes associated with the sale of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                            , 2016.

In this prospectus, references to the terms “AMRI,” “the Company,” “we,” “us,” “our” and similar terms, refer to Albany Molecular Research, Inc. and its subsidiaries on a consolidated basis, unless we state or the context implies otherwise.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time offer and sell shares of our common stock, in one or more offerings, up to a total of 7,051,295 shares. This prospectus provides you with a general description of the securities the selling stockholders may offer. In certain circumstances, we will provide a prospectus supplement that will contain more specific information about the offering, including specific amounts, prices and terms of the securities offered. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. This prospectus, together with applicable prospectus supplements and any related free writing prospectuses, includes all material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction in which such offer or solicitation is unlawful. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves significant risks. Please see the risk factors under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference in this prospectus, along with any risk factors identified in a prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

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ABOUT ALBANY MOLECULAR RESEARCH, INC.

We are a leading global contract research and manufacturing organization providing customers fully integrated drug discovery, development, and manufacturing services. We supply a broad range of services and technologies supporting the discovery and development of pharmaceutical products, the manufacturing of active pharmaceutical ingredients and the manufacturing of drug product for new and generic drugs, as well as research, development and manufacturing for the agrochemical and other industries. With locations in the United States, Europe, and Asia, we maintain geographic proximity to our customers and flexible cost models. Our executive offices are located at 26 Corporate Circle, Albany, New York 12203 and our telephone number is (518) 512-2000. Our Internet web address is http://www.amriglobal.com. The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, statements that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by forward-looking words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “may,” “will,” “should,” “continue,” “assume” or similar words, although not all forward-looking statements contain these identifying words. We caution you that any forward-looking statements presented in this prospectus are based on management’s current beliefs and assumptions. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

•	our strategic plans and objectives;
•	our projected costs;
•	our business outlook;
•	our future business and financial performance; and
•	the impact of pending litigation matters, government regulation, customer spending and business trends, including increasing options and solutions for customers, business growth and the expansion of the global market, clinical supply manufacturing, management’s strategic plans, drug discovery, product commercialization, license arrangements, research and development projects and expenses, long-lived asset impairment, ability to utilize deferred tax assets, pension and postretirement benefit costs, competition and tax rates.

These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. The risks and uncertainties to which these statements are subject include, but are not limited to, those risks and uncertainties described in “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, and include the following:

•	our ability to successfully integrate the Prime European Therapeuticals S.p.A. (“Euticals”) business and achieve the expected financial results;
•	ongoing headwinds in the U.S. and other world economies which could lead to overall softness in the markets we serve;
•	difficulty in raising new capital to support our business, including financing for our debt obligations, capital expenditures and acquisitions;
•	trends in pharmaceutical and biotechnology companies’ outsourcing of manufacturing services and chemical research and development, including softness in these markets;
•	the success of the sales of the products for which we receive royalties;
•	the risk that we will not be able to replicate either in the short or long term the revenue stream that has historically been derived from the royalties payable under the Allegra® license agreements;
•	the risk that clients may terminate or reduce demand under any strategic or multi-year deal;
•	our ability to enforce our intellectual property and technology rights;
•	our ability to successfully comply with heightened United States Food and Drug Administration (“FDA”) scrutiny on aseptic fill/finish operations;
•	the results of further FDA inspections;
•	our ability to effectively maintain compliance with applicable FDA and Drug Enforcement Administration regulations;
•	our ability to integrate past or future acquisitions, and make such acquisitions accretive to our business model;
•	our ability to take advantage of proprietary technology and expand the scientific tools available to us; and
•	the ability of our strategic investments and acquisitions to perform as expected.

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We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders identified in this prospectus, their stockholders, pledgees, donees, transferees or other successors in interest. The selling stockholders will receive all of the net proceeds from the sale of their shares of our common stock. See “Selling Stockholders” on page 8 below.

GENERAL DESCRIPTION OF THE COMMON STOCK THAT
THE SELLING STOCKHOLDERS MAY SELL

The following description of our common stock summarizes the material terms and provisions of the common stock that the selling stockholders may offer under this prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by, our certificate of incorporation and our by-laws. The terms of our common stock may also be affected by Delaware law.

General

Under our certificate of incorporation, we have authority to issue 100,000,000 shares of common stock, par value $0.01 per share. As of September 19, 2016, there were 42,880,777 shares of our common stock issued and outstanding.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.

Liquidation Preference

In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock shall be entitled to share ratably in the remaining assets available for distribution, subject to the prior rights of any series of preferred stock which may from time to time be outstanding.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise provided by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. If applicable, material U.S. federal income tax considerations applicable to our common stock will be described in a prospectus supplement.

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Certain Anti-Takeover Provisions of Delaware Law and our Certificate of Incorporation and By-laws

Delaware General Corporation Law. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which generally has an anti-takeover effect for transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of our common stock held by stockholders. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; or

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by:

•	persons who are directors and also officers, and

•	employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

We made a determination that the acquisition of our equity interests by Lauro Cinquantasette S.p.A. would not be subject to the provisions of Section 203 of the DGCL.

Staggered Board of Directors. Our certificate of incorporation and by-laws provide that our board of directors be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Stockholder Action; Special Meeting of Stockholders. Our certificate of incorporation provides that our stockholders may not take any action by written consent, but only may take action at duly called annual or special meetings of stockholders. Our by-laws further provide that special meetings of our stockholders may be only called by our board of directors, the chairman of the board or our chief executive officer.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our by-laws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice needs to be delivered to our principal executive offices within specified time periods. Our by-laws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Preferred Stock. Under our certificate of incorporation, we have authority to issue 2,000,000 shares of preferred stock, par value $0.01 per share. We do not have any shares of preferred stock outstanding as of the date of this prospectus. Shares of preferred stock may be issued from time to time, in one or more series, as authorized by our board of directors. Subject to the rights of the shares of any series of preferred stock that may be outstanding from time to time, our board of directors has the authority to: (i) fix the number of shares of any series of preferred stock and to determine the designation of any such series; (ii) determine and alter the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock; and (iii) increase or decrease, but not below the number of shares of such series then outstanding, the number of shares of any series subsequent to the issue of shares of that series (within the limitations or restrictions stated in any resolution or resolutions of the board of directors originally fixing the number of shares constituting any series). The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of delaying, deferring or preventing a change in control without further action by our stockholders and may adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

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Authorized But Unissued Shares. Subject to the rights of any existing preferred stock, our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, corporate acquisitions, employee benefit plans and stockholder rights plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Removal of Directors. Our certificate of incorporation provides that, subject to the rights, if any, of any series of undesignated preferred stock to elect and remove directors whom the holders of any such stock have the right to elect, a director on our board of directors may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds or more of the shares then entitled to vote at an election of our directors.

Indemnification of Directors and Officers. Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL as it now exists or is later amended. Our certificate of incorporation and by-laws require us to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was a director or officer of AMRI, or is or was serving at the request of AMRI as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. We are only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors, unless such action was brought to enforce an officer or director’s rights to indemnification as set forth in our certificate of incorporation and by-laws. Our by-laws also provide that we must advance expenses to a director within 10 days after the receipt by us of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director to repay such amount if it is ultimately determined that the director is not entitled to be indemnified by us. Our certificate of incorporation further states that we may, by action of our board of directors, provide indemnification to officers, employees and agents of the company with the same scope and effect as the foregoing provisions relating to directors. Our certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise. We currently maintain directors and officers liability insurance. In addition, we have entered, and intend to continue to enter into, indemnification agreements with our directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

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Stockholders Agreement and Registration Rights Agreement

For information regarding the stockholders agreement and the registration rights and lock-up agreement, to which the selling stockholders named herein are parties, see our Current Reports on Form 8-K, filed respectively with the SEC on May 6, 2016 and July 12, 2016, each incorporated herein by reference.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC. Its address is 250 Royall Street, Canton, MA 02021.

Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “AMRI.”

SELLING STOCKHOLDERS

The registration statement of which this prospectus forms a part has been filed in order to permit the selling stockholders to resell to the public shares of our common stock they currently own or any common stock that we may issue or may be issuable by reason of any stock split, stock dividend or similar transaction involving these shares. We and the selling stockholders named herein are parties to a registration rights and lock-up agreement, and under the terms of this agreement, we will pay all expenses of the registration of their shares of our common stock, including SEC filing fees, up to a maximum of $100,000 (such maximum to not include fees and disbursements of counsel, independent registered public accounting firms or any other persons, including special experts retained by the Company), except that the selling stockholders will pay all underwriting discounts and selling commissions, if any.

The selling stockholders identified below may resell the common stock that are the subject of this prospectus in the manner contemplated under the “Plan of Distribution” or as otherwise permitted by applicable law. The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of September 23, 2016. Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering. See “Plan of Distribution.” When we refer to the selling stockholders in this prospectus, we mean the entity listed in the table below, as well as its stockholders, pledgees, donees, assignees, transferees, and successors in interest.

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In the table below, the percentage of shares beneficially owned is based on 42,880,777 shares of our common stock outstanding as of September 19, 2016. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

Shares Beneficially Owned				Shares Beneficially Owned After Sale of All Shares Offered Hereby
Name of Beneficial Owner	Number	Percentage	Number of Shares Registered Hereby	Number	Percentage
Lauro Cinquantasette S.p.A. (1)	7,051,295	16.4%	7,051,295	—	—

(1)	The address for Lauro Cinquantasette S.p.A. (“Lauro 57”) is Via del Lauro, 7, 20121 Milano, Italy. Lauro 57 has the power to vote or direct the vote, and the power to dispose or direct the disposition of, all such 7,051,295 shares of common stock. As disclosed in the Form SC 13D/A filed by Lauro 57, Lauro Quarantotto S.p.A. (“Lauro 48”) and Clessidra S.G.R. S.p.A. (“Clessidra”) on August 8, 2016 (File No. 005-57327), the shareholders of Lauro 57 entered into a Patto Parasociale Consolidato (i.e., a Shareholders Agreement) on August 5, 2016 to amend and replace its existing shareholders agreement and a memorandum of understanding among the shareholders of Lauro 57. It is currently anticipated that Lauro 57’s amended Shareholders Agreement will become effective on September 28, 2016. Upon such date, each of Lauro 48 and Mandarin Capital Partners Secondary S.c.a. SICAR will have the right to appoint a director to Lauro 57’s board of directors and each such director must approve any action of Lauro 57’s board of directors, including any disposition of AMRI’s common stock held by Lauro 57. Clessidra owns 100% of the total capital stock of Lauro 48. Clessidra is an exempt reporting adviser (File No. 802-75612) that operates and manages investments in the interest of the private equity fund Clessidra Capital Partners II.

PLAN OF DISTRIBUTION

General

The selling stockholders may sell the shares of common stock being offered hereby in one or more of the following methods from time to time:

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	exchange distributions and/or secondary distributions;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	to one or more underwriters for resale to the public or to investors;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

•	sales over the internet;

•	by pledge to secure debts and other obligations;

•	short sales and other hedging transactions;

•	through a combination of these methods of sale; or

•	any other method permitted pursuant to applicable law.

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The shares of common stock the selling stockholders distribute by any of these methods may be sold, in one or more transactions, at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to prevailing market prices; or

•	negotiated prices.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of our common stock by the selling stockholders may include the following information to the extent required by law:

•	the name or names of any agents or underwriters;

•	the purchase price of the securities being offered and the proceeds the selling stockholders will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from the selling stockholders;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges or markets on which such securities may be listed.

The selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. The selling stockholders may use underwriters with whom we or the selling stockholders have a material relationship. We will describe the relationship in the prospectus supplement, naming the underwriter and the nature of any such relationship.

The selling stockholders may sell securities directly or through agents the selling stockholders designate from time to time. If required, we will name any agent involved in the offering and sale of securities and we will describe any commissions the selling stockholders will pay the agent in the applicable prospectus supplement. Unless the applicable prospectus supplement states otherwise, the selling stockholders’ agent will act on a best-efforts basis for the period of its appointment.

The selling stockholders may also sell securities directly to one or more purchasers without using underwriters or agents.

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Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act and any discounts or commissions they receive from the selling stockholders and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. Underwriters, dealers and agents may engage in transactions with or perform services for us or the selling stockholders in the ordinary course of their businesses.

In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from the selling stockholders in the offering. If the underwriters have an over-allotment option to purchase additional securities from the selling stockholders, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on The NASDAQ Global Market or otherwise and, if commenced, may be discontinued at any time. We make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice. In addition, we make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock.

The selling stockholders that participate in the sale of the selling stockholders’ shares of common stock or interests therein may be “underwriters” within the meaning of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. We will make copies of this prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act, if applicable.

We are not aware of any plans, arrangements or understandings between any of the selling stockholders and any underwriter, broker-dealer or agent regarding the sale of any shares of our common stock by the selling stockholders. We cannot assure you that the selling stockholders will sell any or all of the shares of our common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the selling stockholders will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Moreover, shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged.

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A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities.

A selling stockholder which is an entity may elect to make a pro rata in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution. A selling stockholder which is an individual may make gifts of shares of common stock covered hereby. Such donees may use the prospectus to resell the shares or, if required by law, we may file a prospectus supplement naming such donees.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by members of the Financial Industry Regulatory Authority, or FINRA, participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110(h).

In compliance with guidelines of FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Indemnification

We and the selling stockholders may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us and/or the selling stockholders against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus and information that we file later with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 001-35622. We incorporate by reference the specific documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 30, 2016;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 21, 2016;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2016, filed with the SEC on May 10, 2016;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2016, filed with the SEC on August 5, 2016;

•	our Current Reports on Form 8-K or Form 8-K/A, filed with the SEC on February 5, 2016, February 10, 2016, February 17, 2016 (excluding any information furnished but not filed therein), March 1, 2016, April 12, 2016, May 6, 2016, June 3, 2016, July 12, 2016, August 29, 2016 and September 23, 2016; and

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•	the description of our common stock contained in the Registration Statement on Form 8-A, filed with the SEC on January 29, 1999, and all amendments and reports updating such description.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) on or after the date of this prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

Upon oral or written request and at no cost to the requester, we will provide to any person, including a beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. All requests should be made to: Albany Molecular Research, Inc., 26 Corporate Circle, Albany, New York 12203, Attn: Secretary. Telephone requests may be directed to the Secretary at (518) 512-2000. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants, including Albany Molecular Research, Inc., that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

EXPERTS

The consolidated financial statements and related financial schedule of Albany Molecular Research, Inc. and subsidiaries as of December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2015 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

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The audit report on the effectiveness of internal control over financial reporting as of December 31, 2015 contains an explanatory paragraph that states that management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2015, Aptuit’s Glasgow, UK business, Aptuit’s Solid State Chemical Information business, Gadea Grupo Farmaceutico, S.L. and Whitehouse Analytical Laboratories, LLC (collectively, the “Acquired Businesses”). The Acquired Businesses represent 17% of consolidated assets and approximately 19% of consolidated revenues in the consolidated financial statements of the Company as of and for the year ended December 31, 2015. KPMG’s audit of internal control over financial reporting of Albany Molecular Research, Inc. also excluded an evaluation of the internal control over financial reporting of the Acquired Businesses.

LEGAL MATTERS

Goodwin Procter LLP, Boston, Massachusetts has passed upon the validity of the shares of our common stock offered by this prospectus. If any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, such counsel will be named in the prospectus supplement related to that offering, if applicable.

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ALBANY MOLECULAR RESEARCH, INC.

7,051,295 Shares of Common Stock Offered by the Selling Stockholders

PROSPECTUS

, 2016

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee. We will bear all expenses of any offering of common stock up to a maximum of $100,000 (such maximum to not include fees and disbursements of counsel for the Company, independent registered public accounting firms or any other persons, including special experts retained by the Company), except that the selling stockholders will pay any applicable underwriting commissions and transfer and other taxes associated with the sale of the securities.

SEC registration fee		$10,768.15
NASDAQ Global Market listing fee		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
FINRA filing fee		*
Transfer agent fees and expenses		*
Printing expenses		*
TOTAL	$	*

 * Estimated expenses not presently known.

Item 15.	Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, allows a corporation to eliminate the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability:

-	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

-	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

-	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

-	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability is expressly forbidden by the DGCL as it now exists or is later amended.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of the corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

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Our certificate of incorporation and by-laws require us to indemnify to the fullest extent authorized or permitted by the DGCL (as it existed at the time of the adoption of the certificate of incorporation, or, if the DGCL is later amended to permit broader indemnification, as so amended) each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of the fact that he is or was a director or officer of Albany Molecular Research, Inc., or is or was serving at the request of Albany Molecular Research, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent. We are only required to indemnify any such person seeking indemnification in connection with an action initiated by such person if such action was authorized by the board of directors, unless such action was brought to enforce an officer or director’s rights to indemnification as set forth in our certificate of incorporation and by-laws. Our by-laws also provide that we must advance expenses to a director within 10 days after the receipt by us of a written statement from such director requesting such advance or advances from time to time, whether prior to or after final disposition of the matter with respect to which such expenses are being advanced upon receipt of an undertaking, if such undertaking is required by the DGCL, by or on behalf of such director to repay such amount if it is ultimately determined that the director is not entitled to be indemnified by us. Our certificate of incorporation further states that we may, by action of our board of directors, provide indemnification to officers, employees and agents of the company with the same scope and effect as the foregoing provisions relating to directors.

Our certificate of incorporation provides that the rights to indemnification and advancement of expenses conferred by it are not exclusive of any other right that any person may have or acquire under any statute, any amendment to the certificate of incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

In addition, we have entered, and intend to continue to enter into, indemnification agreements with our directors and executive officers to indemnify such persons in connection with claims made by reason of their being such a director or executive officer.

We currently maintain directors and officers liability insurance.

Item 16.	Exhibits and Financial Statement Schedules.

A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.

Item 17.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

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provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of New York, on this 23rd day of September, 2016.

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Felicia I. Ladin
Felicia I. Ladin
Senior Vice President, Chief Financial Officer & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William S. Marth, Felicia Ladin and Lori M. Henderson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ William S. Marth	President and Chief Executive Officer	September 23, 2016
William S. Marth	(Principal Executive Officer and Director)

/s/ Felicia I. Ladin	Senior Vice President, Chief Financial Officer and Treasurer	September 23, 2016
Felicia I. Ladin	(Principal Financial and Accounting Officer)

/s/ Thomas E. D’Ambra	Chairman of the Board of Directors	September 23, 2016
Thomas E. D’Ambra, Ph.D.

/s/ David H. Deming	Director	September 23, 2016
David H. Deming

/s/ Gerardo Gutierrez Fuentes	Director	September 23, 2016
Gerardo Gutierrez Fuentes

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/s/ Kenneth Hagen	Director	September 23, 2016
Kenneth Hagen

/s/ Anthony Maddaluna	Director	September 23, 2016
Anthony Maddaluna

/s/ Fernando Napolitano	Director	September 23, 2016
Fernando Napolitano

/s/ Kevin O’Connor	Director	September 23, 2016
Kevin O’Connor

/s/ Arthur J. Roth	Director	September 23, 2016
Arthur J. Roth

/s/ Una S. Ryan	Director	September 23, 2016
Una S. Ryan, Ph.D., O.B.E.

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EXHIBIT INDEX

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

2.1#

Share Purchase Agreement by and between Albany Molecular Research, Inc. and Lauro Cinquantasette S.p.A., dated as of May 5, 2016 (incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on May 6, 2016 (File No. 001-35622))

3.1	Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-25323)).

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Albany Molecular Research, Inc. (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on June 5, 2015 (File No. 001-35622)).

3.3	Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 1998 (File No. 000-25323)).

4.1	Specimen Certificate for Shares of Common Stock (incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-3 filed with the SEC on October 2, 2015 (File No. 333-207247)).

4.2	Registration Rights and Lock-Up Agreement by and between Albany Molecular Research, Inc. and Lauro Cinquantasette S.p.A., dated as of May 5, 2016 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2016 (File No. 001-35622)).

4.3	Stockholders Agreement by and among Albany Molecular Research, Inc. and Lauro Cinquantasette S.p.A. and other stockholders named therein, dated as of July 7, 2016 (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 12, 2016 (File No. 001-35622))

5.1	Opinion of Goodwin Procter LLP.

10.1

Subscription Agreement by and between Albany Molecular Research, Inc. and Lauro Cinquantasette S.p.A., dated as of May 5, 2016 (incorporated herein by reference to Exhibit 10.1 to our Current Report on Form 8-K filed with the SEC on May 6, 2016 (File No. 001-35622))

23.1	Consent of KPMG LLP.

23.2	Consent of Goodwin Procter (contained in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

*	To be filed if necessary by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.
#	Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We hereby undertake to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that we may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any exhibits or schedules so furnished.